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                                                                    EXHIBIT 10.2



                         EXECUTIVE EMPLOYMENT CONTRACT

         THIS AGREEMENT made as of July 1, 1996 by and between PMC Capital, Inc., a Florida Corporation with its principal places of business in North Miami Beach, Dade County, Florida, and Dallas, Dallas County, Texas, hereinafter referred to as the "CORPORATION", and Andrew S. Rosemore, hereinafter referred to as "EXECUTIVE".

                                WITNESSETH THAT:

         In consideration of the promises herein contained, the parties hereto mutually agree as follows:

         1. Employment: The Corporation hereby employs the Executive as its Executive Vice President and Chief Operating Officer with such powers and duties as may be specified by the Board of Directors. The Executive hereby accepts employment upon the terms and conditions as hereinafter set forth.

         2. Terms: Subject to the provisions for termination as hereinafter provided, the term of this Agreement shall begin immediately and shall terminate on June 30, 1999 or such later date as determined by the Board of Directors. The term of this Executive Employment Contract may be extended annually by the Board of Directors.

         3. Compensation: For all services rendered by the Executive under this contract, the Executive shall be paid at a minimum at the annual rate effective as of July 1, 1996. The rate may be increased by the Board at their discretion. The preceding is payable pursuant to the normal payroll practices of the Corporation.

         The Board of Directors may consider bonus compensation for the Executive if the performance of PMC Capital, Inc. and the Executive justifies such bonus compensation.
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         4.      Authorized Expenses:  The Executive is authorized to incur reasonable expenses for the promotion of the business of the Corporation. The Corporation will reimburse the Executive for all such reasonable expenses upon the presentation by the Executive, from time to time, of an itemized account of such expenditures.

         The Executive shall be entitled to such additional and other fringe benefits as the Board of Directors shall from time to time authorize, including but not limited to: A) health insurance coverage for the Executive, his wife and minor children; B) a monthly automotive allowance of $550, whereby the Executive is to provide an automobile to be utilized for his own company needs. All maintenance, insurance etc. (excluding fuel) will be the responsibility and expense of the Executive; C) an agreed upon country club membership and monthly maintenance fees so that Executive may entertain clients and other business associates of the Corporation. All other charges of the Executive related to non- business activities will be the responsibility of the Executive.

         5. Extent of Services: The Executive shall devote a substantial portion of business time, attention and energies to the business of the Corporation, and shall not, during the term of this Agreement engage in any other business activities, whether or not such activities are pursued for gain, profit or other pecuniary advantage. This provision is not meant to prevent him from A) devoting reasonable time to civic or philanthropic activities or B) investing his assets in such form or manner providing that it does not require any substantial services on the part of the Executive that will interfere with the Executive's employment pursuant to this Agreement. Executive's employment is considered as full-time.

         6. Working Facilities: The Executive shall be furnished with such facilities and services suitable to his position and adequate for the performance of his duties.
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         7.      Duties:  The Executive is employed in an executive and
supervisory capacity and shall perform such duties consistent herewith as the Board of Directors of the Corporation shall from time to time specify. The precise services of the Executive may be extended or curtailed, from time to time, at the discretion of the Board of Directors of the Corporation.

         8. Disclosure of Information: The Executive recognizes and acknowledges that the Corporation's operating procedures or service techniques are valuable, special and unique assets of the Corporation's business. The Executive will not, during or after the term of his employment, disclose the list of the Corporation's operating procedures, or service techniques to any person, firm, corporation, association or other entity for any reason or purpose whatsoever. In the event of breach or threatened breach by the Executive of the provisions of this paragraph, the Corporation shall be entitled to an injunction retraining any such breach. Nothing herein shall be construed as prohibiting the Corporation from pursuing any other remedies available to the Corporation for such breach or threatened breach, including the recovery of damages from the Executive. The Executive and the Company will execute a supplemental Code of Ethics in the form attached hereto as Exhibit "A".

         9. Vacations: The Executive shall be entitled each year to a vacation in accordance with the vacation policy of the Company.

         10. Disability: If the Executive is unable to perform his services by reason of illness or total incapacity, he shall receive his full salary for one (1) year of said total incapacity. Should said Executive be total incapacitated beyond a one-year period, so that he is not able to devote full time to his employment in said Corporation, then this Agreement shall terminate.

         11. Death During Employment: If the Executive dies during the term of this employment, the Corporation shall pay to the estate the Executive the compensation which would be equal to twenty four (24) months compensation, such compensation to be paid over the course of twenty four (24) months in the same manner and under the same terms as it would have been paid
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if he had still been working for the Corporation.  Additionally, the estate will be paid any accumulated vacation pay. Such payments pursuant to this paragraph shall constitute the full compensation of said Executive and he and his estate shall have no further claim for compensation by reason of his employment by the Corporation.

         12. Assignment: The acts and obligations of the Corporation under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Corporation.

         13. Invalidity: If any paragraph or part of this Agreement is invalid, it shall not affect the remainder of this Agreement but the remainder shall be binding and effective against all parties.

         14. Termination: The Corporation cannot terminate this agreement except for: 1) the intentional, unapproved misuse of Corporate funds 2) professional incompetency, or 3) willful neglect of duties or responsibilities.

         15. Additional Compensation: If the Corporation's stock is purchased by an outside party and/or the present Board of Directors is removed, this agreement will survive such changed in full force and stead. If the new Board of Directors asks the Executive to resign or substantially modify the duties or working conditions of the Executive so that such duties or working conditions would not be accordance with the spirit of this agreement, then Executive could resign and be entitled to 2.99 times the average of the last five (5) years compensation paid to Executive. Executive will be paid such sum in the form as he deems appropriate at that time. However, all payments made pursuant to this paragraph shall be in accordance with Section 280 G of the Internal Revenue Code.

         16. Remedies for Breach: Because damages would be difficult to estimate, Corporation agrees to pay to the Employee, in case Employer shall violate this contract of service by dismissing Employee without just cause before the end of the term hereof, as liquidated damages and not as a penalty for such breach, a sum of money equal to the amount of compensation which Employee
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might have earned from the date of such breach to the end of the term hereof, as if Employee had been permitted fully to perform the terms of this Agreement.

         17. Indemnification: The Corporation hereby agrees to indemnify and hold the Executive harmless from any loss for any corporate undertaking, as contemplated in Paragraph 7 herein, whereby a claim, allegation or cause of action shall be made against the Executive in the performance of his contractual duties. Said indemnification shall include but not be limited to reasonable cost incurred in defending the Executive in his faithful performance of contractual duties.

         18. Entire Agreement: This contract embodies the whole Agreement between the parties hereto and there are no inducements, promises, terms, conditions or obligations made or entered into by the Corporation or the Executive other than contained herein. This contract may not be changed except in writing.
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         IN WITNESS WHEREOF, the parties here hereunto signed and sealed this
Agreement the date first above written.



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
Signed, Sealed and Delivered                "Corporation"
In the presence of:                         PMC Capital, Inc.



                                                      \s\
--------------------------------            --------------------------------
                                       By:  Lance B. Rosemore
                                            President

---------------------------------


                                            "EXECUTIVE"

                                                      \s\
---------------------------------           --------------------------------
                                       By:  Andrew S. Rosemore,
                                            Executive Vice President and Chief
                                            Operating Officer
---------------------------------


                                       (CORPORATE SEAL)
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